Exhibit 99.1

For more information, contact Communications Media.Relations@CenterPointEnergy.com

For Immediate Release

CenterPoint Energy completes sale of its Ohio natural gas business to National Fuel Gas Company for $2.62 billion

HOUSTON – Oct. 1, 2026 – CenterPoint Energy, Inc. (NYSE: CNP) (“CenterPoint” or the “Company”) today announced that it has successfully completed the previously announced $2.62 billion sale of its Ohio natural gas Local Distribution Company (LDC) business, Vectren Energy Delivery of Ohio, LLC, to National Fuel Gas Company (NYSE: NFG), which is headquartered in Western New York. The assets include approximately 5,900 miles of gas transmission and distribution pipeline serving approximately 335,000 metered customers in West Central Ohio.

The transaction received all required federal and state approvals necessary to complete the sale, including the completion of a review by the Public Utilities Commission of Ohio. National Fuel will immediately assume responsibility for serving CenterPoint’s former Ohio natural gas customers.

“I would like to thank our Ohio natural gas employees and the many team members who support this business for their continued dedication to safety, customer service and operational excellence. Their commitment has helped build a strong local natural gas utility that has reliably served customers and communities across West Central Ohio for decades. We are committed to a smooth transition with National Fuel Gas for our Ohio customers,” said CenterPoint Chair and Chief Executive Officer Jason Wells.

“We remain focused on executing our long-term strategy and investing in the electric and natural gas systems that serve the customers and communities across our core utility footprint. The proceeds from this transaction will help support the efficient funding of our $66.7 billion, 10-year capital plan and our continued efforts to enhance the resiliency and reliability or our infrastructure and facilitate economic growth during one of the most dynamic periods in our industry’s history while helping keep bills as low as possible,” Wells concluded.

CenterPoint has previously stated that proceeds from the transaction will support investments across its focused regulated utility footprint.

About CenterPoint Energy, Inc.

As the only investor-owned electric and gas utility based in Texas, CenterPoint Energy, Inc. (NYSE: CNP) is an energy delivery company with electric transmission and distribution, power generation and natural gas distribution operations that serve nearly 7 million metered customers in Indiana, Minnesota and Texas. As of June 30, 2026, the Company owned approximately $48.3 billion in assets. With approximately 8,800 employees, CenterPoint and its predecessor companies have been in business for more than 150 years. For more information, visit CenterPointEnergy.com.

For more information, contact Communications Media.Relations@CenterPointEnergy.com

For Immediate Release

Forward-Looking Statements

This news release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact included in this news release are forward-looking statements made in good faith by us and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. When used in this news release, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “target,” “will” or other similar words are intended to identify forward-looking statements. These forward-looking statements are based upon assumptions of management which are believed to be reasonable at the time made and are subject to significant risks and uncertainties. Actual events and results may differ materially from those expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, the execution of the Company’s long-term strategy and capital plan, including planned investments in its electric and natural gas systems and associated benefits therefrom, use of proceeds from the transaction, and any other statements that are not historical facts are forward-looking statements. Each forward-looking statement contained in this news release speaks only as of the date of this news release. Important factors that could cause actual results to differ materially from those indicated by the provided forward-looking information include risks and uncertainties relating to (1) business strategies and strategic initiatives involving the Company or its industry; (2) the Company’s ability to fund and invest planned capital, and the timely recovery of its investments; (3) financial market and general economic conditions; (4) the timing and impact of future regulatory, legislative and political actions or developments; and (5) other factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026 and other reports the Company may file from time to time with the Securities and Exchange Commission.

###